UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 29, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, OrangeHook, Inc., a Florida corporation (the "Company") agreed with certain of its executive officers for those officers to waive payment of accrued but unpaid compensation, or in the alternative, to implement the terms of his employment agreement for issuance of Company stock in lieu of payment of most unpaid compensation.

Through September 29, 2017, the Company had accrued but deferred payment of wages in the amount of $443,326 due to its Chief Executive Officer James Mandel ("Mandel") under his employment agreement dated July 1, 2015. This accrual resulted from Mandel's elective deferral of a portion of his base salary from the date of his employment contract through September 30, 2017. On September 29, 2017, Mandel agreed to waive altogether any payment of the $443,326 accrual amount. As part of the agreement, he agreed to waive any claims relating to non-payment.

Through September 29, 2017, the Company had accrued but deferred payment of wages in the amount of $105,385 due to its Chief Strategy Officer Jeffrey Hattara ("Hattara") under his employment agreement dated January 1, 2016. This accrual was the result of Hattara's elective deferral of a portion of his base salary from the date of his employment contract through March 3, 2017. On September 29, 2017, Hattara agreed to waive altogether any payment of the $105,385 accrual amount. As part of the agreement, he agreed to waive any claims relating to non-payment.

Through September 29, 2017, the Company had accrued but unpaid wages of $453,500 due to Executive Vice President Richard Resnick ("Resnick") under his employment agreement dated December 1, 2016. The accrued amount of wages for Resnick was the result of compensation unpaid by the Company prior to its reverse merger completed on December 1, 2016. As provided for in the terms of his employment agreement, Resnick will receive a one-time $50,000 payment and 20,625 shares of Company common stock in full satisfaction of the unpaid compensation.

The Company expects to enter into formal written acknowledgments and waivers of all claims regarding non-payment of compensation with Mandel, Hattara and Resnick in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   October 5, 2017
By:  /s/   David C. Carlson
               David C. Carlson
               Chief Financial Officer